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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                LivePerson, Inc.
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             (Exact name of registrant as specified in its charter)

             Delaware                                   13-3861628
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

          462 Seventh Avenue, 10th Floor, New York, New York       10018-7606
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(Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-95689 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.001 per share
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                                (Title of Class)

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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, File No. 333-95689, as filed with the Securities and Exchange Commission on January 28, 2000, as amended, which information is hereby incorporated by reference.


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ITEM 2.  EXHIBITS.

         The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 and are hereby incorporated herein by reference.


3.1          Third Amended and Restated Certificate of Incorporation
3.2          Form of amended and restated certificate of incorporation to be in effect upon the closing of the offering
3.3          Bylaws.
3.4          Form of amended and restated bylaws to be in effect upon the closing of the offering
3.5          Certificate of Amendment to Third Amended and Restated Certificate of Incorporation
4.1          Specimen common stock certificate
4.2          Second Amended and Restated Registration Rights Agreement
4.3          See Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 for further provisions defining the rights of holders of common stock of the Registrant
10.6         2000 Stock Incentive Plan
10.7         Employee Stock Purchase Plan


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)     LivePerson, Inc.
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Date      March 28, 2000
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By       /s/ Timothy E. Bixby
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         Timothy E. Bixby
         Executive Vice President, Chief Financial Officer and Secretary